FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                            Monarch Properties, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Maryland                                  52-2086276
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     8889 Pelican Bay Boulevard, Naples, FL                         34108
     ----------------------------------------                     ----------
     (Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                      Name of each exchange on which
      to be so registered                      each class is to be registered

  Common Stock, $.001 par value                     New York Stock Exchange

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                            333-51127 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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Item 1. Description of Registrant's Securities to be Registered.

     The description of the Registrant's common stock, $.001 par value, included under the caption "Description of Capital Stock of the Company" beginning on page 98 in the Prospectus contained in the Registration Statement on Form S-11 (No. 333-51127) initially filed with the Securities and Exchange Commission (the "Commission") on April 27, 1998, as such may be amended (including any prospectus filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended), is incorporated herein by reference.

Item 2. Exhibits

          3.1  Form of Charter of the Registrant.*+

          3.2  Form of Bylaws of the Registrant.*+

          4.1  Specimen Common Stock Certificate.*

          --------------

          * Exhibits 3.1, 3.2 and 4.1 are incorporated herein by reference to Exhibits 3.1, 3.2 and 4.1, respectively, to the Registrant's Registration Statement on Form S-11, File No. 333-51127.

          + These Exhibits will become effective upon the closing of the initial public offering of common stock of the Registrant pursuant to the effectiveness of the Registration Statement on Form S-11, File No. 333-51127.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MONARCH PROPERTIES, INC.

Dated:   July 13, 1998                 By: /s/ John B. Poole
                                          --------------------------------------
                                          John B. Poole
                                          President and Chief Executive Officer

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